Exhibit 10.1

ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (“Agreement”) is made on April 24, 2015 between NET D CONSULTING, INC., a Nevada Corporation, with its principal place of business at 1122 E. Lincoln Ave. Suite 203, Orange, California, 92865 hereinafter the "Seller" and GAWK, INC., a Nevada Corporation with its principal place of business at 5300 Melrose Ave Suite 42, Los Angeles, California, 90038 hereinafter the "Buyer".

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase of Assets.
Seller shall sell to Buyer and Buyer shall purchase from Seller, on the terms and conditions set forth in this Agreement, all of the owned property of Net D Consulting, Inc. as determined by a complete inventory and accounting to be taken; all of the fixtures, equipment, and other tangible assets of Net D Consulting, Inc. as shown on the attached inventory; and the goodwill, and all other intangible assets of the Business. (Exhibit A).
This Agreement expressly excludes the following from the purchase of assets: 1) Accounts Receivable and 2) all equipment and furniture located at Net D’s principal place of business.
This purchase and sale is limited to the assets specifically set forth in this Agreement, and Buyer shall not assume any liabilities of Net D Consulting, Inc. or its individual shareholders, directors, officers, affiliates, creditors, parent or subsidiary companies, if any.

2. Purchase Price.
In consideration for the sale and transfer of said assets, Buyer hereby agrees to pay Seller as follows:

•	$500,000.00 (Five Hundred Thousand Dollars),
•	2 (Two) shares of the company’s Series C Preferred stock, and
•	40,000,000 (Forty Million) shares of the company’s common stock.

Web: http://gawk.com	Email: info@gawk.com	Phone: (888) 754-6190

3. Payment of Purchase Price; Effect of Default on Note

On date of closing this Agreement, Buyer shall deposit the sum of $150,000.00 in the escrow described in Paragraph 4. If no escrow has been established, _Buyer agrees to pay Seller the amount of $150,000.00 by bank cashier’s check or federal wire transfer in immediately available funds.
The remainder of the purchase price, $350,000.00, Buyer shall be delivered as a note to the Seller. Said Note and its terms are contained in Exhibit “B”, attached hereto and incorporated herein by reference.
IT IS EXPRESSLY UNDERSTOOD BY THE BUYER AND SELLER THAT ANY DEFAULT ON THE PAYMENT TERMS CONTAINED IN THE NOTE ATTACHED HERETO AS EXHIBIT “B” SHALL GIVE THE SELLER THE RIGHT OF IMMEDIATE TO TERMINATE THIS AGREEMENT, AND THAT SUCH RIGHT SHALL INCLUDE RETENTION OF ANY CASH PAID UP TO THE TIME OF THE DEFAULT. IT IS FURTHER AGREED THAT THIS PROVISION REPRESENTS THE RANGE OF ACTUAL DAMAGES THAT THE PARTIES ANTICIPATE WOULD FLOW FROM A BREACH.
4. Closing and Escrow.

a.
The Closing date shall be May 01, 2015, provided there are no unforeseen delays. Closing shall not be later than 5 calendar days after the designated closing date, unless a further extension is agreed upon in writing between the Buyer and Seller. If any of the parties intend to have a title company or escrow agent close the transaction, the parties shall mutually agree upon such company or agent with costs to be split between parties. The costs of Escrow are separate and apart from the Purchase Price. Both the Buyer and Seller shall submit all documentation and other information requested by title company/escrow agent needed to close the transaction. The parties shall fix a date and time with the title company/escrow agent to close the transaction.

b.
On the Closing date the inventory, equipment, and fixtures to be transferred will be located at 1122 E. Lincoln Ave. Suite 203, Orange, California, 92865 and will not be removed without the written consent of the Buyer. Buyer and Seller expressly acknowledge that there are no equipment or fixtures to be transferred under this Agreement.

5. Representations by Seller.
Seller covenants and represents:
Web: http://gawk.com	Email: info@gawk.com	Phone: (888) 754-6190

a.
That Seller is the sole owner of the Assets with full right to sell or dispose of it as Seller may choose, and no other person has any claim, right, title, interest, or lien in, to, or on the Business or Assets.

b.
That Seller does not know, or have reason to know, of any matters, occurrences, or other information that has not been disclosed to Buyer and that would materially and adversely affect the assets purchased by Buyer or its conduct of the business involving such assets and specifically has no knowledge of undischarged obligations affecting the Assets being sold under this Agreement.

c.	That there are presently and will be at the time of closing, no liens or security interests against the property and Assets being transferred herein.

d.
Consents. No consent from or other approval of a governmental entity, board of directors, or any other person is necessary in connection with the execution of the Agreement, or the consummation by Seller of the Assets by Buyer in the manner previously conducted by Seller.

e.
Inventory. The Inventory is merchantable and fit for its intended use and is free of any material defects in workmanship. The finished goods Inventory is of a type, quantity, and quality usable and salable in the ordinary course of business.

f.	Payment of Taxes. Seller represents and warrants that Seller has paid, or will arrange for the full payment of, all taxes owed by Seller on account of the Business.

g.
Insurance. At the time of signing this Agreement, the Seller will provide the Buyer with a copy of the most current insurance policy covering the Business and/or the Assets sold. Buyer has the option to assume the insurance policy subject to insurance company approval.

h.
Licenses. Permits and Consents. There are no licenses or permits currently required by the Seller for the satisfaction of the sale of Assets or this Agreement, or Seller has obtained the proper licenses or permits in order to effectuate this Agreement.

i.
Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Seller, threatened against or involving Seller or brought by Seller or affecting any of the purchased property at law or in equity or admiralty or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending during the 24-month period preceding the date hereof; and Seller is not operating its business under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court of federal, state, municipal, or governmental department, commission, board, agency, or instrumentality, domestic or foreign.

Web: http://gawk.com	Email: info@gawk.com	Phone: (888) 754-6190

j.
Compliance with Laws. To the best of its knowledge, Seller has complied with and is operating its business in compliance with all laws, regulations, and orders applicable to the business conducted by it, and the present uses by the Seller of the purchased property do not violate any such laws, regulations, and orders. Seller has no knowledge of any material present or future expenditures that will be required with respect to any of Seller's facilities to achieve compliance with any present statute, law, or regulation, including those relating to the environment or occupational health and safety.

k.
Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any certificate or other instrument furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary in order to make the statements contained therein not misleading.

l.	Liabilities. Seller has as of the purchase date and shall have on the closing date no liabilities of any kind whatsoever, contingent or otherwise.

m.	Environmental Affidavit. Seller will provide an affidavit certifying that there presently is not, nor ever has been, any dumping or storage of toxic, Superfund, or hazardous wastes on the premises.

6. Covenants of Seller.
The Seller covenants with the Buyer as follows:

a.	The Bill of Sale to be delivered at the closing date will transfer all the Assets enumerated in Exhibit A free and clear of all encumbrances and will contain the usual warranties;

b.
Seller assumes all risk of loss, damage, or destruction to the Assets subject to this Agreement until the closing. If the Assets are damaged or lost prior to Closing such that their valuation is affected, Seller agrees to negotiate in good faith a reasonable reduction in the Payment Purchase Price to account for the lost value of the Assets.

Web: http://gawk.com	Email: info@gawk.com	Phone: (888) 754-6190

7. Buyer’s Representations, Warranties, and Covenants
Buyer represents and warrants that it has full authority and approval to enter into this Agreement and to effect all of the transactions contemplated to be performed by Buyer in this Agreement, and covenants that it will make all payments and perform all such actions as required of it by this Agreement.
8. Indemnification Provisions.
It is agreed by and between the parties that the Seller shall jointly and severally indemnify and hold Buyer and its assigns harmless from any and all claims of any nature whatsoever, including without limitation:

a.	Tort claims; Any creditor claims; and

b.
Any claims that may be made hereinafter on account of federal and state franchise taxes, Social Security taxes, sales taxes, unemployment taxes, and all other taxes of whatever nature or form on account of the operation of Business ending on and accruing up to the closing date; and;

c.
Any claims for wages, vacation, sick pay, or fringe benefits claimed by Seller's employees for periods prior to the closing date. Seller shall furnish Buyer with a list of all Business's employees, full- and part-time, their current rate of compensation, and fringe benefits, for purposes of disclosure. Buyer makes no warranties or guaranties regarding employment of any of Seller's employees.

9. Inventory of Assets.
A complete inventory of the stock in trade, merchandise, and other tangible assets to be sold and purchased under this Agreement shall be taken on April 30, 2015 by Scott Kettle. Buyer and Seller expressly acknowledge that there are no tangible assets contemplated by this Agreement, and that said inventory may be suspended by initialing here. ________Buyer   ______________Seller
Web: http://gawk.com	Email: info@gawk.com	Phone: (888) 754-6190

10. Bulk Sales Compliance.
The Seller shall comply with bulk sales legislation.

11. Schedules.
Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement.

12. Entire Agreement.
This Agreement constitutes the sole and only agreement between Buyer and Seller respecting the Business or the sale and purchase of it. This Agreement correctly sets forth the obligations of Buyer and Seller to each other as of its date. Any additional agreements or representations respecting the Business or its sale to Buyer not expressly set forth in this Agreement are null and void, unless otherwise required by law. Both parties agree to waive rights as to any conflicting laws which may nullify this Agreement to the full extent allowable by law.

13. Conditions Precedent of Buyer and Seller.
The obligations of the Buyer hereunder are subject to the conditions that on or prior to the closing date:

a.
Representations and Warranties True at Closing. The representations and warranties of the Seller and of the Buyer contained in the Agreement or any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the closing date as though such representations and warranties were made at and as of such date, except if such representations and warranties were made as of a specified date and such representations and warranties shall be true as of such date.

b.
Seller's and Buyer’s Compliance with Agreement. The Seller and Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the closing of the Agreement.

c.
Resolutions and Seller's and Buyer’s Certificate. The Seller shall have delivered to the Buyer, and the Buyer shall have delivered to the Seller, copies of the resolutions of the board of directors of the Seller and Buyer, respectively, authorizing the transactions contemplated herein, with such resolutions to be certified to be true and correct by its secretary or assistant secretary, together with a certificate of an officer of the Seller and an officer of the Buyer, dated the closing date, certifying in such detail as the Buyer and or Seller may request to the fulfillment of the conditions specified in subparagraphs (a) and (b) above.

Web: http://gawk.com	Email: info@gawk.com	Phone: (888) 754-6190

d.
Injunction. On the closing date, there shall be no effective injunction, writ, preliminary restraining order, or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

e.
Approval of Proceedings. All actions, proceedings, instruments, and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved by counsel for the Buyer.

f.
Casualty. The purchased Asset(s) or any substantial portion thereof shall not have been adversely affected in any material way as a result of any fire, accident, flood, or other casualty or act of God or the public enemy, nor shall any substantial portion of the purchased property have been stolen, taken by eminent domain, or subject to condemnation. If the Closing occurs hereunder despite such casualty as a result of the waiver of this condition by Buyer, the Seller shall assign or pay over to the Buyer the proceeds of any insurance or any condemnation proceeds with respect to any casualty involving the purchased property that occurs after the date hereof.

g.
Adverse Change. There shall have been between the purchase date and the closing date no material adverse change in the assets or liabilities or in the condition, financial or otherwise, or in the business, properties, earnings, or net worth of Seller or Buyer.

13. Arbitration.
In the event the parties are not able to resolve any dispute between them arising out of or concerning this Agreement, or any provisions hereof, whether in contract, tort, or otherwise at law or in equity for damages or any other relief, then such dispute shall be resolved only by final and binding arbitration pursuant to the Federal Arbitration Act and in accordance with the American Arbitration Association rules then in effect, conducted by a single neutral arbitrator and administered by the American Arbitration Association in a location mutually agreed upon by the parties. The arbitrator's award shall be final, and judgment may be entered upon it in any court having jurisdiction. In the event that any legal or equitable action, proceeding or arbitration arises out of or concerns this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees. The parties agree to arbitrate all disputes and claims in regards to this Agreement or any disputes arising as a result of this Agreement, whether directly or indirectly, including Tort claims that are a result of this Agreement. The parties agree that the Federal Arbitration Act governs the interpretation and enforcement of this provision. The entire dispute, including the scope and enforceability of this arbitration provision shall be determined by the Arbitrator. This arbitration provision shall survive the termination of this Agreement.
Web: http://gawk.com	Email: info@gawk.com	Phone: (888) 754-6190

14. Costs and Expenses.
Except as expressly provided to the contrary in this Agreement, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto.

15. Miscellaneous Provisions.

a.
Applicable Law, Jurisdiction and Venue. This Agreement shall be construed under and in accordance with the laws of the State of California. Any action arising from the terms and conditions of this agreement shall be brought in a court of competent jurisdiction in the State of California, County of Orange.

b.
Parties Bound. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns as permitted by this Agreement.

c.
Legal Construction. This Agreement shall be construed as to effectuate the intended purpose of the Agreement. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, this Agreement shall be modified to otherwise effectuate the sale under the original intentions of the Parties. This may include striking the invalid, illegal, or unenforceable provision as if they had never been contained in this Agreement, or modifying the invalid, illegal or unenforceable provisions to make them compliant without modifying the original purpose of the Parties. This Agreement is subject to the waiver and release of any of its requirements, as long as the waiver or release is in writing and signed by the party to be bound, but any such waiver or release shall be construed narrowly and shall not be considered a waiver or release of any further, similar, or related requirement or occurrence, unless expressly specified.

d.	Amendments. This Agreement may be amended by the Parties only by a written agreement.

e.
Attorneys' Fees. Should any arbitration or litigation be commenced between the parties to this Agreement concerning the rights and duties of either party in relation to the Business or this Agreement, the prevailing party in the arbitration or litigation shall be entitled to (in addition to any other relief that may be granted) a reasonable sum and attorneys' fees in the arbitration or litigation, which sum shall be determined by the court or other person presiding in the arbitration or litigation or in a separate action brought for that purpose.

Web: http://gawk.com	Email: info@gawk.com	Phone: (888) 754-6190

f.

Notices. All notices or other communications shall be in writing and shall be personally delivered or, if mailed, sent to the following relevant address or to such other address as the recipient party may have indicated to the sending party in writing:

IF TO SELLER:	Christopher G. Hall President 1122 E. Lincoln Ave. Suite 203 Orange, Ca. 92865 chris@netdinc.com
IF TO BUYER:	Scott Kettle 5300 Melrose Ave. Suite 42 Los Angeles, Ca. 90038 sk@gawkinc.com
Any such notice shall be deemed given as of the date as personally delivered, sent by fax or e-mail, or mailed, if mailed by certified or registered mail, return receipt requested, or sent by FedEx, overnight mail, or a similar service. If otherwise mailed, the notice shall be deemed given as of the earlier of the fourth business day after mailing or actual receipt.
IN WITNESS, the parties have executed this Agreement as of the day and year first written above:

Date:                                                                                                      PURCHASER:
 Gawk, Inc.

 By: /s/ Scott Kettle
 Name: Scott Kettle
 Title: Its Chairman and CEO

Date:                                                                                                       SELLER:
 Net D Consulting, Inc.

                                                                                                               By: /s/ Chris Hall
                                                                                                               Name: Chris Hall
                                                                                                               Title: Its President and Secretary

Web: http://gawk.com	Email: info@gawk.com	Phone: (888) 754-6190